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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             THE DETROIT EDISON COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Michigan                                   38-0478650
       -----------------------                        ------------------
       (State of incorporation                           (IRS Employer
           or organization)                           Identification No.)

           2000 Second Avenue
           Detroit, Michigan                                 48226
         ---------------------                            ----------
         (Address of principal                            (Zip Code)
           executive offices)

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


                                                   Name of each exchange on
Title of each class                                which each class is to be
to be so registered                                registered
-------------------                                -------------------------
7.375%
Junior Subordinated                                New York Stock
Deferrable Interest                                Exchange, Inc.
Debentures, Due 2028

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

   A description of the securities is contained under the heading "Description of QUIDS" in the Prospectus Supplement, dated October 27, 1998, to Prospectus dated October 27, 1998 relating to The Detroit Edison Company's (the
"Company") 7.375% Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due 2028) (the "QUIDS") filed with the Securities and Exchange Commission as part of the Registration Statements on Form S-3 (File Nos. 33-53207 and 333-65765) of the Company, which description is incorporated herein by reference.

Item 2.  Exhibits Filed Herewith.

  4-1 Seventh Supplemental Indenture, dated as of October 15, 1998 (including form of QUIDS as set forth in Exhibit A).

  8-1         Tax Opinion of Brown & Word LLP
              Exhibits Incorporated by Reference

  4 (a) Collateral Trust Indenture (Notes), dated as of June 30, 1993 between The Detroit Edison Company and Bankers Trust Company (Exhibit 4-152 to Registration Statement No. 33-50325).

  4 (b) First Supplemental Note Indenture, dated as of June 30, 1993 (Exhibit 4-153 to Registration No. 33-50325).

  4 (c) Second Supplemental Note Indenture, dated as of September 15, 1993 (Exhibit 4-159 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1993).

  4 (d) First Amendment, dated as of August 15, 1996 to second supplemental Note Indenture (Exhibit 4-17 to Form 10-Q for quarter ended September 30, 1996).

  4 (e) Third Supplemental Note Indenture, dated as of August 15, 1994 (Exhibit 4-169 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1994).

  4 (f) First Amendment, dated as of December 12, 1995, to Third Supplemental Note Indenture, dated as of August 15, 1994 (Exhibit 4-13 to Registration No. 333-00023).

  4 (g) Fourth Supplemental Note Indenture, dated as of August 15, 1995 (Exhibit 4-175 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1995).

  4 (h) Fifth Supplemental Note Indenture, dated as of February 1, 1996 (Exhibit 4-14 to Form 10-K for year ended December 31, 1995).

  4 (i) Sixth Supplemental Note Indenture, dated as of May 1, 1998 (Exhibit 4-193 to Form 10-Q for quarter ended June 30, 1998).

  99 (a) Prospectus Supplement, dated October 27, 1998, to Prospectus dated October 27, 1998 (filed pursuant to Rule 424(b)(1), Registration No. 333-65765).



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                                                                               3



                                  SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE DETROIT EDISON COMPANY
                                       (Registrant)



                                       By: /s/ Jack L. Somers
                                           ------------------------
                                           Name: Jack L. Somers

                                           Title: Assistant
                                                  Corporate Secretary


Date: November 3, 1998

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                                EXHIBIT INDEX

Exhibits filed herewith

  Exhibit
  Number                         Description
  ------                         -----------


  4-1 Seventh Supplemental Indenture, dated as of October 15, 1998 (including form of QUIDS as set forth in Exhibit A).

  8-1         Tax Opinion of Brown & Word LLP

                     Exhibits Incorporated by Reference
                    ------------------------------------

  4 (a) Collateral Trust Indenture (Notes), dated as of June 30, 1993 between The Detroit Edison Company and Bankers Trust Company (Exhibit 4-152 to Registration Statement No. 33-50325).

  4 (b) First Supplemental Note Indenture, dated as of June 30, 1993 (Exhibit 4-153 to Registration No. 33-50325).

  4 (c) Second Supplemental Note Indenture, dated as of September 15, 1993 (Exhibit 4-159 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1993).

  4 (d) First Amendment, dated as of August 15, 1996 to second supplemental Note Indenture (Exhibit 4-17 to Form 10-Q for quarter ended September 30, 1996).

  4 (e) Third Supplemental Note Indenture, dated as of August 15, 1994 (Exhibit 4-169 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1994).

  4 (f) First Amendment, dated as of December 12, 1995, to Third Supplemental Note Indenture, dated as of August 15, 1994 (Exhibit 4-13 to Registration No. 333-00023).

  4 (g) Fourth Supplemental Note Indenture, dated as of August 15, 1995 (Exhibit 4-175 to The Detroit Edison Company's Form 10-Q for quarter ended September 30, 1995).

  4 (h) Fifth Supplemental Note Indenture, dated as of February 1, 1996 (Exhibit 4-14 to Form 10-K for year ended December 31, 1995).

  4 (i) Sixth Supplemental Note Indenture, dated as of May 1, 1998 (Exhibit 4-193 to Form 10-Q for quarter ended June 30, 1998).

  99 (a) Prospectus Supplement, dated October 27, 1998, to Prospectus dated October 27, 1998 (filed pursuant to Rule 424(b)(1), Registration No. 333-65765).